Exhibit 3.6

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

UNITED INDUSTRIES CORPORATION

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Adopted in accordance with the provisions of §242
of the General Corporation Law
of the State of Delaware

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Robert L. Caulk, being the President and Chief Executive Officer of United Industries Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:  Part A of Article Four of the Amended and Restated Certificate of Incorporation of the Corporation is amended in its entirety to read in full as set forth on Exhibit A attached hereto (the “Charter Amendment”).

SECOND:  The Board of Directors of the Corporation adopted the resolutions set forth below proposing the Charter Amendment and directed that the Charter Amendment be submitted to the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for their consideration and approval:

“RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting Part A of Article Four thereof in its entirety and substituting Part A of Article Four as set forth on Exhibit A attached hereto;

FURTHER RESOLVED, that the Board hereby determines and declares that the foregoing proposed amendment to the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A is advisable and in the best interests of the Corporation and hereby directs that said amendment be submitted to the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for their consideration and approval; and

FURTHER RESOLVED, that upon the approval of the foregoing proposed amendment to the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A by the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, the Chief Executive Officer, Chief Financial Officer and Secretary of the Corporation (each an “Authorized Officer”) be, and each acting jointly or singly hereby is, authorized and empowered to execute a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to cause the Certificate of Amendment to be filed with the office of the Secretary of State of Delaware and in the office of the Recorder of Deeds for New Castle County, Delaware.”

THIRD:  The Charter Amendment was duly adopted in accordance with §228 and §242 of the General Corporation Law of the State of Delaware by the holders of at least a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereon.

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IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 29th day of July, 2004.

United Industries Corporation,
a Delaware corporation

By:	/s/ Robert L. Caulk
Name: Robert L. Caulk
Title: President and Chief Executive Officer

EXHIBIT A

ARTICLE FOUR

PART A.                AUTHORIZED CAPITAL STOCK.

The total number of shares of capital stock which the Corporation has authority to issue is One Hundred Two Million Nine Hundred Fifty-Five Thousand (102,955,000) consisting of (A) Forty Thousand (40,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and (B) One Hundred Two Million Nine Hundred Fifteen Thousand (102,915,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), divided into two classes.  The designation of each class of Common Stock, the number of shares of each class authorized, and the par value, of the shares of each class are as follows:

CLASS	NUMBER OF SHARES	PAR VALUE PER SHARE

Class A Voting Common Stock (“Class A Common”)	51,457,500	$0.01

Class B Non-Voting Common Stock (“Class B Common”)	51,457,500	$0.01

The Board of Directors of the Corporation shall be authorized, subject to the limitations prescribed by the General Corporation Law of the State of Delaware, to provide for the issuance of shares of Preferred Stock in one or more classes, to establish from time to time the number of shares to be included in such classes and to fix the designation, powers, preferences, and rights of the shares of each class and the qualifications, limitations or restrictions thereof.